EXHIBIT 2

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements Nos. 33-4780 and 33-44581 on Forms S-8 of Public Service Enterprise Group Incorporated of our report dated June 12, 2000 appearing in this Annual Report on Form 11-K of the Public Service Enterprise Group Incorporated Thrift and Tax-Deferred Savings Plan for the year ended December 31, 1999.



DELOITTE & TOUCHE LLP
Parsippany, New Jersey
June 28, 2000